                                       EXHIBIT 23(b), Page 1 of 1


        CONSENT OF PRICEWATERHOUSECOOPERS LLP
               INDEPENDENT ACCOUNTANTS



The Board of Directors
Norfolk Southern Corporation:

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-67937), and in the Registration Statements on Form S-8
(Nos. 33-61317, 33-52031, 333-40993, 33-57417, and 333-71321) of
Norfolk Southern Corporation of our report dated January 19, 1999 on the consolidated financial statements of Conrail Inc. and subsidiaries for the year ended December 31, 1998, which appears in the Annual Report on Form 10-K of Norfolk Southern Corporation for the year ended December 31, 1998.





/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA

March 23, 1999